Exhibit 16.1

John Kinross-Kennedy, C.P.A.
17848 Skypark Circle
Irvine, CA  92614-6401
(949) 955-2522.   Fax (949)724-3817
jkinross@zamucen.com\

July 9, 2012
Office of the Chief Accountant
Securities and Exchange Commission
100F Street, N.E.
Washington, D.C. 20549

I have read Item 4 included in the Form 8-K dated July 9, 2012 of Stratex Oil & Gas Holdings, Inc. to be filed with the Securities and Exchange Commission. I agree with such statement made regarding my firm. I have no basis to agree or disagree with other statements made under Item 4.

Sincerely,

/s/ John Kinross

John Kinross-Kennedy, CPA